UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: September 26, 2025
(Date of earliest event reported)

THE YORK WATER COMPANY
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34245	23-1242500
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

130 East Market Street, York, Pennsylvania	17401-1219
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (717) 845-3601

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

COMMON STOCK, NO PAR VALUE	YORW	The Nasdaq Global Select Market
(Title of Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ◻

THE YORK WATER COMPANY

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of The York Water Company (the “Company”) has appointed Matthew J. Scarpato, who has served as the Company’s Vice President of Operations since July 5, 2023, to the officer position of Chief Operating Officer effective October 1, 2025.

Prior to joining the Company, Mr. Scarpato was the Chief Financial Officer and Vice President of Operations for Homestead Village Enhanced Senior Living, Lancaster, PA from February 2021 to March 2023, Chief Financial Officer for Homestead Village Enhanced Senior Living, Lancaster, PA from May 2020 to February 2021, and Executive Vice President of Operations and Finance for York Jewish Community Center, York, PA from December 2010 to May 2020.

As a current officer of the Company, Mr. Scarpato will continue to participate in agreements with benefits, terms and conditions which are described in the Company’s proxy statement filed on March 21, 2025 in the “Compensation of Directors and Executive Officers” section.

There are no arrangements or understandings between Mr. Scarpato and any other person pursuant to which Mr. Scarpato was selected as an officer, and there are and have been no transactions since the beginning of the Company’s last fiscal year, or currently proposed, regarding Mr. Scarpato that are required to be disclosed by Item 404(a) of Regulation S-K.

THE YORK WATER COMPANY

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE YORK WATER COMPANY

/s/ Matthew E. Poff
Date: September 29, 2025	Matthew E. Poff
Chief Financial Officer